UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015 (February 23, 2015)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On February 23, 2015, the Board of Directors of Twinlab Consolidated Holdings, Inc. (the “Company”), acting in accordance with the Bylaws of the Company, (i) expanded the number of directors constituting the entire Board of Directors of the Company (the “Board”) from one (1) to four (4) and (ii) elected each of David L. Van Andel, William W. Nicholson and Seth Ellis to fill the newly-created positions on the Board.

Mr. Ellis was elected to the Board pursuant to certain provisions of the Note and Warrant Purchase Agreement, dated November 13, 2014, as amended on January 22, 2015 and February 6, 2015 (as so amended, the “NWPA”), by and between the Company, certain subsidiaries of the Company and Penta Mezzanine SBIC Fund I, L.P. (“Penta”). Penta has the right to have a representative of Penta serve on the Board until the earlier of (x) the date on which less than $5,000,000 of principal remains outstanding under the notes sold by the Company to Penta on (i) November 13, 2014 and (ii) February 6, 2015 or (y) the date the Company has a market cap of $400,000,000 or more and EBITDA (as defined in the NWPA) for the four fiscal quarters then ending of greater than or equal to $20,000,000. The transaction pursuant to which the NWPA was entered into is more fully described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2014, January 28, 2015 and February 9, 2015, respectively (collectively, the “Prior 8-Ks”). The Prior 8-Ks are hereby incorporated by reference herein.

The Board does not at present have any standing committees. It is contemplated that one or more standing committees will be established in the future and that Messrs. Van Andel, Nicholson and/or Ellis will be appointed to one or more of such committees after consideration of applicable independence standards for such committees.

Messrs. Van Andel and Nicholson were collectively majority shareholders in and members of the Board of Directors of Twinlab Holdings, Inc. (“THI”), now a wholly-owned subsidiary of the Company, from January 1, 2013 through August 7, 2014, when THI was acquired by and became a subsidiary of Twinlab Consolidation Corporation (“TCC”), also now a wholly-owned subsidiary of the Company. The transactions pursuant to which THI and TCC became wholly-owned subsidiaries of the Company are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2014 (the “September 8-K”), which Current Report is hereby incorporated by reference herein.

From January 1, 2013 through January 22, 2015, Messrs. Van Andel and Nicholson were guarantors on the Senior Secured Revolving Credit Facility with Fifth Third Bank (“Fifth Third”) with respect to which the Company’s now wholly-owned subsidiary Twinlab Corporation (“Twinlab”) was the Borrower. This Fifth Third credit facility was repaid in full and replaced with a new revolving credit facility with MidCap Funding X Trust (“MidCap”). As a result of this refinancing, Mr. Van Andel and Mr. Nicholson no longer guarantee any Company debt. The Fifth Third credit facility is described in the September 8-K. The MidCap loan transaction is described in the Prior 8-Ks.

From January 1, 2013 through July 31, 2014, Messrs. Van Andel and Nicholson were lenders to Twinlab under two promissory notes, one in the original principal amount of $36,300,000 and the other in the original principal amount of $10,800,000, and co-obligors with Twinlab on two loans from Bank of America in the collective original principal amount of $30,741,427.40. In addition from January 1, 2013 through July 31, 2014, Alticor Inc. (“Alticor”) was the lender on a note to THI and Twinlab, which as amended on January 1, 2014, had an original principal amount of $12,772,182.04, and JVA Enterprises Capital, LLC (“JVA”) was the lender on a note to Twinlab, which as amended on January 1, 2014, had an original principal amount of $5,269,166.26. Mr. Van Andel is a board member and equity owner of Alticor, and a manager of JVA.

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Effective July 31, 2014, each of the loans referenced in the preceding paragraph as well as other debt of Twinlab was assigned to and assumed by Little Harbor, LLC, a Nevada limited liability company (“Little Harbor”), and Little Harbor in turn became the lender to THI on a new set of loans in amounts equivalent to those assumed by Little Harbor.

On July 31, 2014, THI entered into a “Debt Repayment Agreement” with Little Harbor pursuant to which THI repaid debt to Little Harbor totaling approximately $90 million in exchange for consideration of (i) the issuance by THI to Little Harbor of 7,000 shares of Series B cumulative preferred stock and (ii) THI’s undertaking to pay Little Harbor $4,900,000 per year in structured monthly payments for 3 years provided that such payment obligations will terminate at such earlier time as the trailing ninety day volume weighted average closing sales price of the Company’s common stock on all domestic securities exchanges on which it is listed equals or exceeds $5.06 per share. The Debt Repayment Agreement is described in the September 8-K.

From July 1, 2013 to the present, Twinlab has sold certain products to Alticor, such sales ranging from approximately $1,000,000 to $2,500,000 on an annual basis. All product sales by Twinlab to Alticor are pursuant to arm’s length business transactions whereby Alticor at all times has the right to choose the vendor(s) of its choice for supply of its products. The Company believes that the sales by Twinlab to Alticor are such a de minimus part of Alticor’s overall sales, that any pecuniary benefit of these sales potentially attributable to equity owned by Mr. Van Andel is immaterial.

On May 1, 2014, Twinlab borrowed $3,000,000 from Mr. Van Andel, evidenced by an unsecured convertible promissory note due on January 31, 2015. The interest rate was 10% per annum. On September 5, 2014, Twinlab entered into an assignment, assumption and conversion agreement with Mr. Van Andel pursuant to which the note was converted into 1,477,833 shares of common stock of TCC. Accrued interest on the note of approximately $105,000 is to be paid to Mr. Van Andel in cash.

From January 1, 2013 to August 7, 2014, Great Harbor LLC, a Delaware limited liability company (“Great Harbor”), owned 3,000 shares of THI’s 2011 Series A cumulative preferred stock (“Series A Stock”). THI issued 500 of the shares of Series A Stock referred to above to Great Harbor on July 31, 2014 in exchange for undeclared and unpaid dividends and the surrender of the warrants rights associated with this class of stock.

On August 15, 2014, Twinlab borrowed $3,200,000 from Mr. Van Andel, evidenced by an unsecured convertible promissory note due on January 31, 2015. The interest rate was 10% per annum. On September 5, 2014, Twinlab entered into a conversion agreement with Mr. Van Andel pursuant to which the note and accrued interest thereon were converted into 4,210,526 shares of TCC common stock.

On September 3, 2014, Twinlab borrowed $2,800,000 from Mr. Van Andel, evidenced by an unsecured convertible promissory note due on January 31, 2015. The interest rate was 10% per annum. In connection with such loan, TCC issued to Mr. Van Andel a warrant to acquire 5,592,105 shares of TCC common stock at a purchase price of $.76 per share (the “DVA Warrant”). On September 5, 2014, Twinlab entered into a conversion agreement with Mr. Van Andel pursuant to which the note and accrued interest thereon were converted into 3,684,211 shares of TCC common stock.

Mr. Van Andel is (i) the sole manager of Little Harbor and a holder as sole trustee of the David L. Van Andel Trust u/a dated November 30, 1993 (the “DVA Trust”) of 80.5% of the membership interests of Little Harbor and (ii) sole manager and a holder as sole trustee of the DVA Trust of 100% of the membership interests of Great Harbor. Mr. Nicholson is the holder of 19.5% of the membership interests of Little Harbor. Little Harbor owns 26,590,000 shares of the Company’s common stock and Great Harbor owns 6,592,956 shares of the Company’s common stock.

The DVA Warrant was assumed by the Company in connection with the merger among the Company, TCC MERGER CO and TCC, whereby TCC became a wholly-owned subsidiary of the Company (the “Merger”). Messrs. Van Andel and Nicholson, Little Harbor and Great Harbor became shareholders of the Company as a result of the Merger. The Merger and related transactions are described in the September 8-K. Messrs. Van Andel and Nicholson and Little Harbor have previously filed all beneficial ownership statements required by the Securities Exchange Act of 1934, as amended, reporting their respective ownership interests of shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer

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